Exhibit 31.3

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sudhir Prem Srivastava, M.D., Chairman of the Board and Chief Executive Officer of SS Innovations International, Inc., a Florida corporation (the “Registrant”), certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2025, of the Registrant; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 31, 2026	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Prem Srivastava
Sudhir Prem Srivastava, M.D. Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)